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                                                                    EXHIBIT 1.1

                                7,500,000 Shares

                          MEDSOURCE TECHNOLOGIES, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE


                             UNDERWRITING AGREEMENT

                                __________, 2002

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                                                             _____________, 2002

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
First Union Securities, Inc.
Thomas Weisel Partners LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

                  MEDSOURCE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") 7,500,000 shares of its common stock, par value $.01 per share (the "Firm Shares"). The Company and certain stockholders of the Company (the "Selling Stockholders") named in Schedule II hereto also severally propose to sell to the several Underwriters not more than an additional 1,125,000 shares of common stock, $.01 par value, of the Company (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. An aggregate of fifty percent (50%) of any Additional Shares purchased by the Underwriters are to be sold by the Selling Stockholders, each Selling Stockholder selling the percentage set forth opposite such Selling Stockholder's name in Schedule II hereto; provided, however, that the Selling Stockholders
                            --------  -------
shall in no event sell more than 325,000 Additional Shares in the aggregate, each Selling Stockholder subject to the maximum number of Additional Shares set forth opposite such Selling Stockholder's name in Schedule II hereto. The remaining Additional Shares are to be sold by the Company. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "Sellers."

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-76842), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus."

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                  The term "preliminary prospectus" as used in this Agreement shall mean each preliminary prospectus included in the Registration Statement prior to the time it becomes effective. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." The Directed Shares will be sold to the Participants at the public offering price pursuant to the terms of this Agreement. Any Directed Shares not confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

                  1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as


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         described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Subsidiaries" shall include both direct and indirect subsidiaries of the Company.

                  (d) Each Subsidiary of the Company has been duly incorporated or formed, as the case may be, is validly existing as a corporation or limited liability company, as the case may be, is in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock and membership interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or its wholly-owned subsidiary MedSource Technologies, LLC, free and clear of all liens, encumbrances, equities or claims, except pursuant to the existing senior credit facility and the new senior credit facility as described in the Prospectus under the captions "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Existing Senior Credit Facility" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations - New Senior Credit Facility"; there are no outstanding securities convertible into or exchangeable for, or warrants rights or options to purchase from the Company or any Subsidiary, or obligations of the Company or any Subsidiary to issue, any shares of capital stock or membership interests in any Subsidiary.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. No person is entitled to preemptive or similar rights to acquire the Shares, and following consummation of the transactions contemplated hereby, no person is entitled to preemptive or similar rights to acquire any securities of the Company. There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of


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         the Company to issue, any shares of its Common Stock or any other class of shares of capital stock of the Company, except as set forth in the Prospectus.

                  (h) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary that is binding upon the Company or any of its Subsidiaries or any properties of the Company and its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the


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         Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case described in the preceding clauses
         (i), (ii) and (iii), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (o) The Company and its Subsidiaries are not subject to any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (p) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. All persons who possess such rights have effectively waived them with respect to the offering of the Shares.

                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
         (ii) the Company has not purchased any of its outstanding capital stock; (iii) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except in each case as described in the Prospectus; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, taken as a whole, except in each case described in the preceding clauses (i) through (iv), as described in the Prospectus.

                  (r) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to


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         all personal property owned by such entity which is material to the business of the Company and its Subsidiaries, taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real or personal property and buildings held under lease by the Company and each of its Subsidiaries are held by such entity under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case described in this clause
         (r), except as described in the Prospectus.

                  (s) The Company and its Subsidiaries own or possess adequate licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary to conduct the business of the Company and its Subsidiaries in all material respects in the manner described in the Prospectus (collectively, the "Company Intellectual Property"); neither the Company nor any of its Subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus; except as disclosed in the Prospectus, (i) neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with (and the Company and its Subsidiaries do not know of any infringement or conflict with) asserted rights of others with respect to any Company Intellectual Property, (ii) the discoveries, inventions, products or processes of the Company and its Subsidiaries referred to in the Prospectus do not, to the best knowledge of the Company and its Subsidiaries, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company and its Subsidiaries, and (iii) no third party, including any academic or governmental organization, possesses rights to the Company Intellectual Property which, if exercised, could enable such party to develop products competitive to those of the Company and its Subsidiaries or could have a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to conduct their business in the manner described in the Prospectus.

                  (t) The Company and its Subsidiaries have duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications owned by the Company or any Subsidiary (the "Company Patent Applications"); in connection with the filing of the Company Patent Applications, the Company and its Subsidiaries conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in such applications; the Company and its Subsidiaries have complied with the PTO's duty of candor and disclosure for the Company Patent


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         Applications and have made no material misrepresentation in the Company
         Patent Applications; the Company and its Subsidiaries are not aware of any facts material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO; the Company and its Subsidiaries are not aware of any facts not called to the attention of the PTO which would preclude the grant of a patent for the Company Patent Applications; and the Company and its Subsidiaries have no knowledge of any facts which would preclude them from having clear title to the Company Patent Applications.

                  (u) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company or any Subsidiary, is imminent; and the Company and its Subsidiaries are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (v) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has received notice that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (w) The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration or any other federal, state or foreign agencies or bodies engaged in the regulation of medical devices, except for such certificates and authorizations, the failure of which to possess would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (x) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in


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         accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Each of Ernst & Young LLP, Bertram, Vallez, Kaplan & Talbot, Ltd., PricewaterhouseCoopers LLP, James F. Yochum and Grant Thornton, LLP are, and during the periods covered in their report included in the Registration Statement and the Prospectus were, independent accountants with respect to the Company and its Subsidiaries as required by the applicable rules of the Commission.

                  (z) The consolidated financial statements of each of the Company, Kelco Industries, Inc., National Wire and Stamping, Inc., Portlyn Corporation, Texcel, Inc., The MicroSpring Company, Inc., W.N. Rushwood, Inc. and ACT Medical, Inc. (in each case, together with the related notes thereto) included in the Registration Statement and the Prospectus present fairly the consolidated financial position and results of the operations of the respective companies as of the respective dates indicated and for the respective periods specified; and such consolidated financial statements (together with the related notes thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as otherwise stated therein. The selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial information included in the Registration Statement and the Prospectus. The pro forma consolidated financial information of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly the pro forma consolidated financial position of the Company after giving effect to the pro forma transactions and assumptions described in the notes thereto as at the respective dates thereof and have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information; and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (aa) Each material contract, agreement and license to which the Company or any Subsidiary is bound is legal, valid, binding, enforceable, and in full force and effect against the Company or such Subsidiary, and to the knowledge of the Company and its Subsidiaries, each other party thereto, except for such contracts, agreements and licenses the failure of which to be legal, valid, binding, enforceable or in full force and effect against the Company or such Subsidiary or each other party thereto could not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Neither the Company or any Subsidiary nor, to the Company's and its Subsidiaries' knowledge, any other party is in breach or default with respect to any such contract, agreement and license, and, to the Company's and its Subsidiaries' knowledge, no event has occurred


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         which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any provision of any such contract, agreement or license.

                  (bb) No customer of the Company or its Subsidiaries that accounted for more than 5% of the Company's consolidated revenues for either the fiscal year ended June 30, 2001 or for the six months ended December 30, 2001, has threatened or notified the Company or any Subsidiary, orally or in writing, that such customer has terminated, intends to terminate, or is considering terminating its business relationship with the Company or its Subsidiaries or modifying such relationships in a manner which is materially less favorable to the Company and its Subsidiaries, taken as a whole.

                  (cc) The Shares have been approved for quotation on the Nasdaq National Market subject to official notice of issuance and other customary conditions.

                  (dd) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

                  (ee) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

                  (ff) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company or any Subsidiary to alter the customer's or supplier's level or type of business with the Company or any Subsidiary, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or their products.

                  (gg) All persons who have options to purchase shares of capital stock of the Company have executed agreements that contain (i) "lock-up" provisions with transfer restrictions substantially similar to those set forth in the agreement attached as Exhibit A hereto or
                                                         ---------
         (ii) provisions whereby such option holders agree, if requested by the Underwriters, to execute "lock-up" agreements with transfer restrictions substantially similar to those set forth in the agreement attached as Exhibit A hereto.
                     ---------

         2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:


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                  (a) This Agreement has been duly authorized, executed and
         delivered by or on behalf of such Selling Stockholder.

                  (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and ______________, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) On the Option Closing Date, such Selling Stockholder will have valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

                  (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

                  (e) Delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

                  (f) All information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder for use in the Registration Statement or the Prospectus is, and on the Option Closing Date will be, true, correct, and complete, and does not, and on the Option Closing Date will


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         not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.


                  3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $______ a share (the "Purchase Price").

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,125,000 Additional Shares, each at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined below) nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in this
Section 3 and Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On any Option Closing Date (as defined below), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  Each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, provided that the recipient of such shares of Common Stock executes and delivers to you on or before the date of such issuance a "lock-up" agreement in the form of Exhibit A, (C) the grant by the Company of options to
                         ---------
purchase common shares pursuant to the Company's 1999 Stock Plan, provided that such options are not exercisable within such 180-day period unless the recipient of shares of Common Stock issuable upon exercise of such options executes and delivers to you on or before the date of such issuance a "lock-up" agreement in the form of Exhibit A
                                                                      ---------
or (D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  Notwithstanding the foregoing (i) gifts and transfers by will or intestacy or (ii) transfers to (A) a Selling Stockholder's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are such Selling Stockholder and/or members of such Selling Stockholder's immediate family, shall not be prohibited by this agreement; provided, that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction under the Exchange Act (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

                  4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

                  5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 2002, [T+3] or at such other time on the same or such other date, not later than _________, 2002,[+5] as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date." The Closing of the offering and sale of the Firm Shares will be held at the offices of Ropes & Gray, One International Place, Boston, MA 02110-2624.

                  Payment for any Additional Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2002, [green shoe expiration +10] as shall be designated in writing by you. The time and date of any such payment are hereinafter referred to as an "Option Closing Date." The Closing of the offering and sale of the Additional Shares will be held at the offices of Ropes & Gray, One International Place, Boston, MA 02110-2624.

                  The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and the Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than [_____] (New York City time) on the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and, if any, the Option Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date and, if any, the Option Closing Date, a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

                           The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date and, if any, the Option Closing Date, an opinion of Jenkens & Gilchrist Parker Chapin LLP, outside counsel for the Company, dated such date, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction set forth on a schedule to such opinion;

                           (ii) each Subsidiary of the Company has been duly
                  incorporated or formed, as the case may be, is validly existing as a corporation or limited liability company, as the case may be, is in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction set forth on a schedule to such opinion;

                           (iii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iv) the shares of Common Stock (including the Shares
                  to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                           (v) all of the issued shares of capital stock of, or
                  membership interests in, each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are to such counsel's knowledge, owned directly by the Company or the Company's wholly owned subsidiary MedSource Technologies, LLC, free and clear of all liens, encumbrances, equities or claims, except pursuant to the existing senior credit facility and the new senior credit facility described in the Prospectus under the captions "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Existing Senior Credit Facility" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations - New Senior Credit Facility";

                           (vi) the Shares to be sold by the Company have been
                  duly authorized and, when issued, paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights granted by statute, in the Company's certificate of incorporation or bylaws or, to such counsel's knowledge, pursuant to a written contract or agreement;

                           (vii) to the knowledge of such counsel, except as
                  described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, and all persons described in the Prospectus as possessing such rights have effectively waived them with respect to the offering of the Shares;

                           (viii) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (ix) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not materially contravene (A) any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is filed as an exhibit to the Registration Statement or, (B) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary that is binding upon the Company or any of its Subsidiaries or any properties of the Company and its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, and no material consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (x) the statements (A) in the Prospectus under the
                  captions "Risk Factors -- If our manufacturing processes, products and services fail to meet the highest quality standards, our reputation could be damaged and our results of operations could be harmed," "Risk Factors -- We and our customers are subject to governmental health, safety and consumer product regulations that are burdensome and carry significant penalties for noncompliance," "Risk Factors -- Our facilities are subject to environmental regulation that exposes us to potential financial liability,"

                  "Risk Factors -- There may be sales of a substantial amount of our common stock 180 days after this offering, or earlier, by our stockholders, and these sales could cause our stock price to fall," "Risk Factors -- Provisions in our charter documents and Delaware law may deter takeover efforts that you feel would be beneficial to stockholder value," "Management's Discussion and Analysis of Financial Conditions and Results of Operations - New Senior Credit Facility," "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Existing Senior Credit Facility," "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Senior Subordinated Notes," "Business - Intellectual Property" (as to the description of an employment and license agreement with one of the Company's employees), "Business - Quality," "Business - Government Regulation," "Related Party Transactions," "Shares Eligible for Future Sale," "Description of Capital Stock" and "Underwriting" (as to the description of the Underwriting Agreement) and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings, as the case may be, and fairly summarize them;

                           (xi) such counsel does not know of any legal or
                  governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (xii) the Company is not and, after giving effect to
                  the offering and sale of the Shares and, assuming the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xiii) nothing has come to the attention of such
                  counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial, accounting and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial, accounting and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial, accounting and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters shall have received on each applicable Option Closing Date an opinion of Kevin Curley, Esq., counsel for J.H. Whitney Mezzanine Fund, L.P. ("Whitney"), dated the Option Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of Whitney;

                           (ii) the execution and delivery by Whitney of, and
                  the performance by Whitney of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of Whitney will not contravene any provision of applicable law, or the organizational documents or, to such counsel's knowledge, any agreement or other instrument binding upon Whitney or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Whitney, and no consent, approval, authorization or order of, or qualification with, any New York State or U.S. Federal governmental body or agency is required for the performance by Whitney of its obligations under this Agreement or the Custody Agreement or Power of Attorney of Whitney, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                           (iii) to such counsel's knowledge, Whitney has valid
                  title to, or a valid security entitlement in respect of, the Shares to be sold by Whitney on the Option Closing Date free and clear of all security interests, claims, liens, equities and other encumbrances;

                           (iv) Whitney has the legal right and power, and all
                  authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of Whitney and to sell, transfer and deliver the Shares to be sold by Whitney or a security entitlement in respect of such Shares;

                           (v) the Custody Agreement and the Power of Attorney
                  of Whitney have been duly authorized, executed and delivered by Whitney and are valid and binding agreements of Whitney; and

                           (vi) delivery of stock certificates representing the
                  Shares to be sold by Whitney, endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim within the meaning of Section 8-105 thereof.

                  (e) The Underwriters shall have received on each applicable Option Closing Date an opinion of White & Case, LLP, counsel for German American Capital Corporation ("GACC"), dated the Option Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of GACC;

                           (ii) the execution and delivery by GACC of, and the
                  performance by GACC of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of GACC will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of GACC or, to such counsel's knowledge, any agreement or other instrument binding upon GACC or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over GACC, and no consent, approval, authorization or order of, or qualification with, any New York State or U.S. Federal governmental body or agency is required for the performance by GACC of its obligations under this Agreement or the Custody Agreement or Power of Attorney of GACC, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                           (iii) to such counsel's knowledge, GACC has valid
                  title to, or a valid security entitlement in respect of, the Shares to be sold by GACC on the Option Closing Date free and clear of all security interests, claims, liens, equities and other encumbrances;

                           (iv) GACC has the legal right and power, and all
                  authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of GACC and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares;

                           (v) the Custody Agreement and the Power of Attorney
                  of GACC have been duly authorized, executed and delivered by GACC and are valid and binding agreements of GACC; and

                           (vi) delivery of stock certificates representing the
                  Shares to be sold by GACC, endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim within the meaning of Section 8-105 thereof.

                  (f) The Underwriters shall have received on the Closing Date and, if any, the Option Closing Date, an opinion dated such date of Ropes & Gray, counsel for the Underwriters, covering the matters referred to in Sections 6(c)(vi), 6(c)(viii), 6(c)(x) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriting") and 6(c)(xiii) above.

                  With respect to Section 6(c)(xiii) and Section 6(f) (with respect to the matters in Section 6(c)(xiii)) above, such counsel may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  The opinions of Jenkens & Gilchrist Parker Chapin LLP, Kevin Curley, Esq. and White & Case, LLP described in Sections 6(c), 6(d) and 6(e) above, respectively, shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

                  (g) The Underwriters shall have received, on each of the date hereof, the Closing Date and, if any, the Option Closing Date, a letter dated such date in form and substance satisfactory to the Underwriters, from each of Ernst & Young LLP, Bertram, Vallez, Kaplan & Talbot, Ltd., PricewaterhouseCoopers LLP, James F. Yochum and Grant Thornton, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and
            ---------
         directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities of the Company, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

                  (i) The Underwriters shall have received on the Option Closing Date a certificate dated the Option Closing Date and signed by each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Option

         Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied on the part of such Selling Stockholder hereunder on or before the Option Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company shall not be required to qualify the Shares in any jurisdiction where it would require the Company to qualify as a foreign corporation, become subject to taxation, or file a general consent to service of process.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ________, 2003 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with creating and printing this agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other takes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution," Section 9 entitled "Directed Share Program Indemnification," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel; stock transfer taxes payable on resale of any of the Shares by them; and any advertising expenses connected with any offers they may make.

                  (g) To place stop transfer orders on any Directed Shares that have been sold to Participants who are subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

                  (h) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  (i) To enforce the Company's rights under the agreements referred to in Section 1(gg) above (i) to restrict the transfer of securities by such option holders during the 180-day period following the Closing Date and (ii) to obtain executed copies of "lock-up" agreements in the form of Exhibit A from each option holder who exercises an option during the 180-day period following the Closing Date.

                  8. Indemnity and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
         Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the
                                                --------  -------
         foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

                  (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Stockholder under this Agreement shall be limited to an amount equal to the net proceeds received by the Selling Stockholder from the offering of the Additional Shares sold by such Selling Stockholder, except with respect to (i) any breach of the representations and warranties set forth in Sections 2(a), 2(b), 2(c), 2(d) or 2(e) hereof, (ii) any intentional misrepresentation or (iii) fraud.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or such Selling Stockholder within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities

         (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
         (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus (or if the over-allotment has been exercised, in each case as set forth in the Prospectus under the caption "Underwriting"), bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                  9. Directed Share Program Indemnification.

                  (a) The Company agrees to indemnify and hold harmless Morgan Stanley and its affiliates within the meaning of Rule 405 under the Securities Act and each person, if any, who controls Morgan Stanley or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel chosen by the Company and reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any other indemnified party that the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of

         Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

                  (c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
         Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

                  (e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

                  10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any

Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York that apply to contracts made and performed entirely within such state.

                  14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                            Very truly yours,

                                            MEDSOURCE TECHNOLOGIES, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            The Selling Stockholders named in
                                            Schedule II hereto, acting
                                            severally:

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: Attorney-in-Fact




Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
FIRST UNION SECURITIES, INC.
THOMAS WEISEL PARTNERS LLC
Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

         By:
            --------------------------
            Name:
            Title:

                                   SCHEDULE I





                                                                 Number of
                                                                 Firm Shares
          Underwriter                                            To Be Purchased
          -----------                                            ---------------

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
First Union Securities, Inc.
Thomas Weisel Partners LLC













                                                                 ---------------
                    Total................................            7,500,000
                                                                 ---------------

                                                                     SCHEDULE II


                                          Percentage of        Maximum Number of
                                     Additional Shares To   Additional Shares To
       Selling Stockholders                Be Sold                Be Sold
       --------------------                -------                -------

J.H. Whitney Mezzanine Fund, L.P.           37.5%                 243,750
German American Capital Corporation         12.5%                  81,250
                                            -----                 -------
                           Total              50%                 325,000
                                            =====                 =======

                                                                       Exhibit A

                            [FORM OF LOCK-UP LETTER]

                                                          ________________, 2001

Morgan Stanley & Co. Incorporated
1585 Broadway

New York, NY  10036

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with MedSource Technologies, Inc., a Delaware corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         Notwithstanding the foregoing, (i) gifts and transfers by will or intestacy or (ii) transfers to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided, that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction under the Exchange Act (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). "Immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                     Very truly yours,



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                                                     (Name)


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                                                     (Address)